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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------





The Board of Directors
Diebold, Incorporated



We consent to incorporation by reference in the Registration Statements (Nos. 2-44467, 2-92107, 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187
and 333-31993) on Form S-8 of Diebold, Incorporated of our report dated January 20, 1998, except for the second paragraph of Note 2, which is as of January 27, 1998, relating to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Diebold, Incorporated.






/s/KPMG PEAT MARWICK LLP


KPMG PEAT MARWICK LLP
Cleveland, Ohio
March 5, 1998




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